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                                                                     EXHIBIT 23

[LOGO]

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-48123, 33-66082, 33-46514, and 33-65088 of John Deere Capital Corporation on Form S-3 of our report dated December 10, 1993, appearing in this Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1993.



DELOITTE & TOUCHE

January 24, 1994